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                                                                     Exhibit 5


                                     [LOGO]

USX CORPORATION                                 DAN D. SANDMAN
600 GRANT STREET                                GENERAL COUNSEL,
PITTSBURGH, PA 15219-4776                       SECRETARY AND
412 433 1117                                    SENIOR VICE PRESIDENT-
FAX 412 433 2015                                HUMAN RESOURCES

April 30, 1996

Board of Directors
RMI Titanium Company
Post Office Box 269
1000 Warren Avenue
Niles, Ohio 44446

Dear Sirs:

I am General Counsel, Secretary and Senior Vice President-Human Resources of USX Corporation, a Delaware corporation ("USX"). The Law Department of USX and of its U.S. Steel Group (the "USX/USS Law Department") has acted as special counsel to RMI Titanium Company, an Ohio corporation ("RMI"), in connection with the proposed issuance of up to 4,600,000 shares of common stock of RMI, par value $.01 per share (the "Shares"), and in the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with respect thereto. As of the date hereof, and at all times while the USX/USS Law Department has represented RMI. USX has owned in excess of 50% of the outstanding shares of common stock of RMI.

I have examined, or have caused attorneys in the USX/USS Law Department to examine, RMI's Amended Articles of Incorporation, RMI's Amended Code of Regulations and the resolutions adopted by RMI's Board of Directors on January 26, 1996 authorizing the issuance of the Shares and related matters. I have examined, or caused to be examined, such other documents, corporate records and certificates of corporate officers and public officials as I have deemed relevant or necessary to giving the opinion set forth below. In rendering this opinion, I have presumed the genuineness of all documents examined and the correctness of all statements of facts contained in the examined certificates of corporate officers and public officials.

Based on the foregoing, I am of the opinion that the Shares are duly authorized; that the issuance of the Shares has been approved by all necessary corporate action; and, when the Shares are sold, delivered and paid for, they will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

DAN D. SANDMAN

Dan D. Sandman


Marathon Group - U.S. Steel Group - Delhi Group